Exhibit 23.7
Consent of Independent Auditors

The Board of Directors
Kennedy-Wilson Holdings, Inc.:

We consent to the use of our report dated March 27, 2013, with respect to the consolidated balance sheets of KWF Real Estate Venture VI, L.P. and subsidiary as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), partners' capital, and cash flows for the year ended December 31, 2012 and the period from October 5, 2011 (inception) through December 31, 2011, incorporated by reference in the registration statements (No. 333-174742, No. 333-175002, No. 333-175559, and No. 333-184752) on Form S-3, the registration statements (No. 333-164928 and No. 333-182269) on Form S-8, the registration statement (No. 333-164926) on Form S-1, and the registration statement (No. 333-186690) on Form S-4 of Kennedy-Wilson Holdings, Inc. in reliance upon the report of KPMG LLP, independent auditors, which report appears in amendment no. 1 to the December 31, 2012 annual report on Form 10-K of Kennedy-Wilson Holdings, Inc.

/s/ KPMG LLP

Los Angeles, California
March 29, 2013